                                                              Exhibit (h)(32)(i)



                                   SCHEDULE A

                              WITH RESPECT TO THE

                     RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS




                                             GUARANTEE            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                               MATURITY DATE      (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                               -------------      ----------------------------------------
                                                             Class A      Class B   Class C   Class Q
                                                             -------      -------   -------   -------
ING Principal Protection Fund             October 11, 2006      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund II          January 31, 2007      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund III         June 5, 2007          1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund IV          October 8, 2007       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund V           January 22, 2008      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VI          April 22, 2008        1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VII         June 26, 2008         1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VIII**      October 15, 2008      1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund IX**        January 15, 2009      1.75%     2.50%     2.50%     1.75%

                                                                                            /s/ HE
                                                                                               ----
                                                                                                HE


Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII and ING Principal Protection Fund IX.

--------------------

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in Section 3.

** This Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.